Exhibit 1.1

9,000,000 Shares

NORTHSTAR REALTY FINANCE CORP.

8.75% Series E Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

May 12, 2014

UBS Securities LLC

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters named in Schedule I

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

c/o Morgan Stanley & Co. LLC

1585 Broadway, 37th Floor

New York, NY 10036

Ladies and Gentlemen:

Each of NorthStar Realty Finance Corp., a Maryland corporation (the “Company”), and NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), agrees with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom UBS Securities LLC and Morgan Stanley & Co. LLC are acting as representatives (in such capacity, the “Representatives”) on the terms set forth herein, with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares (the “Initial Shares”) of 8.75% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, liquidation preference $25.00 per share, of the Company (“Preferred Stock”) set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of 1,350,000 additional shares of Preferred Stock to cover over-allotments, if any (the “Option Shares”).  The Initial Shares and all or any part of the Option Shares are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares on the terms set forth herein as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.  The Company has filed an automatic shelf registration statement on Form S-3 (No. 333-186743), including a prospectus, with the Securities and Exchange Commission (the “Commission”) for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), which registration statement became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”).  Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S—3 under the Securities Act at such time and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B of the Securities Act Regulations to be a part of such registration statement, is hereinafter called the “Registration Statement.”  The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.”  Each preliminary prospectus (including each preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations (“Rule 424(b)”)) is hereinafter called a “Preliminary Prospectus.”  The term “Prospectus” means the final prospectus relating to the Shares, as first filed with the Commission pursuant to Rule 424(b), and any amendments thereof or supplements thereto.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.  Any reference herein to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented as of the date hereof, (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations (“Rule 433”).

The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations (“Rule 405”).

The term “Material Adverse Effect” or “Material Adverse Change” means any material adverse effect on, or change with respect to, the assets, business operation, earnings, prospects, properties or financial condition, present or prospective, of the Company and its Subsidiaries (as defined in Section 3(iii) below) taken as a whole.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

1.             Sale and Purchase.

(a)           Initial Shares.  Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Preferred Stock of $24.2125, the Company agrees to sell to the Underwriters the Initial Shares and each Underwriter agrees, severally and not jointly, to purchase from the Company that number of Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)           Option Shares.  In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Preferred Stock set forth in paragraph (a) above, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company all or any part of the Option Shares, plus any additional number of Option Shares that such Underwriter may be obligated to purchase pursuant to the provisions of Section 8 hereof.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time (but not more than two times in the aggregate) within such 30-day period only for the purpose of covering over allotments which may be made in connection with the offering and distribution of the Initial Shares upon written notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than five full business days after the exercise of such option, nor in any event prior to the Closing Time (as defined below).  The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares then being purchased as the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

2.             Payment and Delivery.

(a)           Initial Shares.  The Initial Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company upon at least forty-eight (48) hours’ prior notice.  The time, date and place of such delivery and payment shall be 9:30 a.m., New York City time, on May 15, 2014 (unless another time and date shall be agreed to by the Representatives and the Company) at the office of Hunton & Williams LLP, counsel for the Underwriters, 200 Park Avenue, 52nd Floor, New York, New York 10166.  The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b)           Option Shares.  Any Option Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company upon at least forty-eight (48) hours’ prior notice.  The time, date and place of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing at the office of Hunton & Williams LLP, counsel for the Underwriters, 200 Park Avenue, 52nd Floor, New York, New York 10166.

3.             Representations and Warranties of the Company and the Operating Partnership.

The Company and the Operating Partnership, jointly and severally, represent and warrant to the Underwriters, as of the date hereof, as of the Closing Time and as of any Date of Delivery, that:

(i)                   the Company has an authorized capitalization as set forth in both the Prospectus and the Disclosure Package; the outstanding shares of capital stock of the Company and NRFC Sub-REIT Corp., a Maryland corporation and a subsidiary of the Operating Partnership (the “Private REIT”), have been duly and validly authorized and issued and are fully paid and nonassessable;

(ii)                  the outstanding partnership interests of the Operating Partnership have been duly and validly authorized and issued; all of the outstanding shares of common stock of the Private REIT are directly and indirectly owned of record and beneficially by the Operating Partnership and the Company, respectively;

(iii)                 except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (A) securities or obligations of the Company or the subsidiaries of the Company required to be set forth in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Subsidiaries”), convertible into or exchangeable for any capital stock of or partnership interests, membership interests or other equity interests, as the case may be, in the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any Subsidiary to issue any securities or obligations, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options the existence of which, in each case of (A), (B) and (C), is required to be disclosed in the Prospectus and the Disclosure Package and are not so disclosed;

(iv)                each of the Company and the Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, general or limited partnership or limited liability company, as the case may be, except to the extent, in the case of the Subsidiaries, that the failure to be so organized would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and is in good standing under the laws of its respective jurisdiction of incorporation or organization except to the extent that the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v)                 each of the Company and the Subsidiaries has the corporate, partnership or limited liability company power, as the case may be, and authority to own their respective properties and conduct their respective businesses, each as described in each of the Registration Statement, the Prospectus and the Disclosure Package except to the extent that the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, in the case of the Company and the Operating Partnership, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

(vi)                the Company and the Subsidiaries are duly qualified or licensed and in good standing in each jurisdiction where such qualification or license is required except where the failure, individually or in the aggregate, to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect;

(vii)               except as disclosed in both the Prospectus and the Disclosure Package, the Operating Partnership is neither contractually prohibited nor contractually restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to the Operating Partnership’s partnership interests or from repaying to the Company or another subsidiary of the Company any amounts which may from time to time become due under any loans or advances to the Operating Partnership from the Company or another subsidiary of the Company, or from transferring the Operating Partnership’s property or assets to the Company or another subsidiary of the Company;

(viii)              except as disclosed in both the Prospectus and the Disclosure Package, the Private REIT is neither contractually prohibited nor contractually restricted, directly or indirectly, from paying dividends to the Operating Partnership, or from making any other distribution with respect to the Private REIT’s shares of capital stock or from repaying to the Company, the Operating Partnership or another subsidiary of the Company any amounts which may from time to time become due under any loans or advances to the Private REIT from the Company, the Operating Partnership or another subsidiary of the Company, or from transferring the Private REIT’s property or assets to the Company, the Operating Partnership or another subsidiary of the Company;

(ix)                except as disclosed in both the Prospectus and the Disclosure Package, no Subsidiary (other than the Operating Partnership and the Private REIT, which are covered above) is contractually prohibited or restricted, directly or indirectly, from paying dividends to the Operating Partnership or the Private REIT, to the extent such Subsidiary is a direct subsidiary of the Operating Partnership or the Private REIT, or from making any other distribution with respect to the outstanding membership interests of such Subsidiary or from repaying to the Company, the Operating Partnership or another subsidiary of the Company any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company, the Operating Partnership or another subsidiary of the Company, or from transferring such Subsidiary’s property or assets to the Company, the Operating Partnership or another subsidiary of the Company except for any such prohibitions and restrictions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(x)                 the Agreement of Limited Partnership of the Operating Partnership, dated as of October 19, 2004, as amended (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that the indemnification and contribution provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(xi)                the Company is the sole general partner of the Operating Partnership and owns units of partnership interest in the Operating Partnership (“OP Units”) representing an ownership interest in the Operating Partnership in the percentage set forth in both the Prospectus and the Disclosure Package, and, except as disclosed in the Prospectus and the Disclosure Package, such ownership interest is free and clear of any pledge, lien, encumbrance, security interest or other claim except for any pledge, lien, encumbrance, security interest or other claim that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xii)               neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets is bound, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii)              the execution, delivery and performance of this Agreement, the issuance of the shares of common stock, par value $0.01  per share (the “Common Stock”) of the Company, to be issued upon conversion of the Shares (the “Conversion Shares”) and consummation of the transactions contemplated herein do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under): (1) any provision of the organizational documents of the Company or any Subsidiary, or (2) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (2) for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not reasonably be expected to have a material adverse effect on the Company and the Operating Partnership’s ability to perform their agreed upon obligations under the Agreement; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except for such liens, charges, claims or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiv)              this Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and is a legal, valid and binding agreement of each of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(xv)               no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s or the Operating Partnership’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein by the Company or the Operating Partnership, including the Company’s issuance, sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Exchange Act, (B) any necessary qualification under the securities or “blue sky” laws of the various jurisdictions in which the Shares are being offered by the Underwriters, or (C) any such approvals, authorizations, consents, orders, or filings that if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not reasonably be expected to have a material adverse effect on the Company and the Operating Partnership’s ability to perform their agreed upon obligations under this Agreement;

(xvi)              each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in both the Prospectus and the Disclosure Package, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would reasonably be expected to result in a Material Adverse Change;

(xvii)             (A) at the time of filing the Original Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act Regulations (“Rule 163”), the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form;

(xviii)            the Original Registration Statement became effective upon filing under Rule 462(e) on February 19, 2013, and any post-effective amendment thereto also became effective upon filing under Rule 462(e); no stop order suspending the effectiveness or the use of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information have been complied with;

(xix)              any offer that is a written communication relating to the Shares made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Original Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163;

(xx)               at the respective times the Original Registration Statement became effective and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations and as of the date hereof, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the

Registration Statement or any amendment thereto in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the penultimate sentence of Section 9(b) hereof);

(xxi)              the Preliminary Prospectus, as of its date and as of the date hereof, complied or complies, and the Prospectus as of its date and any further amendments or supplements to the Preliminary Prospectus or the Prospectus will comply in all material respects, when they become effective or are filed with the Commission, as the case may be, with the requirements of the Securities Act and the Securities Act Regulations; the Preliminary Prospectus, as of its date, did not contain and the Prospectus or any amendment or supplement thereto, as of their respective dates, the date hereof, the Closing Time and on each Date of Delivery (if any), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the penultimate sentence of Section 9(b) hereof);

(xxii)             for the purposes of this Agreement, the “Applicable Time” is 3:56 p.m. (New York City time) on the date of this Agreement; the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus included in the Disclosure Package does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the other information comprising the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the penultimate sentence of Section 9(b) hereof);

(xxiii)            except for the Issuer Free Writing Prospectuses identified in Schedule II hereto, and any electronic road show relating to the public offering of the Shares contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus;

(xxiv)            at the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and as of the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405);

(xxv)             the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Shares contemplated herein have been and will be in all material respects identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(xxvi)            the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus;

(xxvii)           except as disclosed in both the Prospectus and the Disclosure Package, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or, to the extent that such proceeding affects the properties or assets of the Company or any Subsidiary, any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would result in a judgment, decree, award or order that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(xxviii)          the consolidated financial statements and schedules of the Company, including the notes thereto, incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package, present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Company; the consolidated financial statements of the Company incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission, and the financial statement schedules incorporated by reference in the Registration Statement have been compiled on a basis consistent with such financial statements; no pro forma financial information, financial statements or supporting schedules other than the consolidated financial statements of the Company incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package are required to be included in the Registration Statement, the Prospectus or the Disclosure Package;

(xxix)            Grant Thornton LLP, whose report on the consolidated financial statements of the Company constitutes part of each of the Registration Statement, the

Prospectus and the Disclosure Package, is, and was during the periods covered by its report, independent as required by the Securities Act and the Securities Act Regulations;

(xxx)             subsequent to the respective dates of the consolidated financial statements of the Company incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise disclosed in each of the Registration Statement, the Prospectus and the Disclosure Package, there has not been (A) any Material Adverse Change or any development or transaction that would reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any Subsidiary on any of its equity interests;

(xxxi)            the Preferred Stock conforms in all material respects to the descriptions thereof contained in the Prospectus and Disclosure Package;

(xxxii)           there are no persons with registration or other similar rights to have any equity or debt securities of the Company or the Subsidiaries, including securities that are convertible into or exchangeable or redeemable for equity securities of the Company or the Subsidiaries, registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Securities Act, except for such registration or similar rights which are fairly summarized in both the Prospectus and the Disclosure Package or granted in connection with the issuance of exchangeable notes by the Operating Partnership or any other Subsidiary;

(xxxiii)          the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party or otherwise; the Articles Supplementary designating the rights and preferences of the Preferred Stock (the “Articles Supplementary”) will be in full force and effect on or prior to the Closing Time and any Date of Delivery and have been or will be filed with the State Department of Assessment and Taxation of Maryland (the “SDAT”) and will comply with applicable legal requirements; the terms of the Preferred Stock will conform in all material respects to all statements relating thereto contained in the Prospectus and such description will conform in all material respects to the rights set forth in the Articles Supplementary; and the Conversion Shares have been duly authorized and reserved for issuance by the Company and, when issued and duly delivered upon conversion of the Shares and in accordance with the Articles Supplementary, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of the Conversion Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party or otherwise;

(xxxiv)         all of the outstanding OP Units have been duly authorized and validly issued, and were issued free and clear of any pledge, lien, encumbrance, security interest or other claim, and were not issued in violation of any preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or the Operating Partnership or under any agreement to which the Company or any Subsidiary is a party or otherwise;

(xxxv)          the Preferred Stock has been, or the Company will use its commercially reasonable efforts to have the Preferred Stock, registered under Section 12(b) of the Exchange Act, and the Company has applied, or will apply promptly following the execution and delivery by the parties of this Agreement, for approval for the listing of the Shares and will use its commercially reasonable efforts to obtain the approval of the New York Stock Exchange (the “NYSE”) of such listing, subject to official notice of issuance, prior to the Closing;

(xxxvi)         the Company has not taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxxvii)        neither the Company nor any of its affiliates other than NorthStar Realty Securities, LLC (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (B) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA;

(xxxviii)       the Company has not relied upon the Underwriters or counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares, except with respect to an “Exhibit 8” opinion of Hunton & Williams LLP that will be delivered at the Closing Time and filed by the Company with the Commission following the Closing Time;

(xxxix)         any certificate signed by any officer of the Company or the Operating Partnership delivered to the Representatives or to counsel for the Underwriters pursuant to the terms or provisions of this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

(xl)                the form of certificate used to evidence the Preferred Stock, if any, complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NYSE;

(xli)               the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property, if any, owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, claims, restrictions, mortgages and defects in such title (collectively, the “Encumbrances”), except such Encumbrances that are disclosed in both the Prospectus and the Disclosure Package or would not reasonably be expected to have a Material Adverse Effect; any real or personal property leased by the Company or any Subsidiary is held under a lease which is a valid and binding agreement, enforceable against the Company or such Subsidiary (to the extent a party thereto) and, to the Company’s knowledge, the other parties thereto, except (A) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, (B) as otherwise disclosed in both the Prospectus and the Disclosure Package or (C) for such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xlii)              except as disclosed in both the Prospectus and the Disclosure Package, the mortgages, if any, encumbering any real property owned in fee simple by the Company or a Subsidiary are not and will not be: (A) convertible (in the absence of foreclosure) into an equity interest in such real property or in the Company or any Subsidiary, (B) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries, except in the case of this clause (B) to the extent that any such cross-default would not, individually or in the aggregate, have a Material Adverse Effect or materially and adversely impact the ability of the Company to consummate the transactions contemplated by this Agreement or (C) cross-collateralized to any property or assets not owned by the Company or any of the Subsidiaries;

(xliii)             the descriptions of legal or governmental proceedings, contracts, leases and other legal documents in each of the Registration Statement, the Prospectus and the Disclosure Package constitute fair summaries, which are accurate in all material respects, of such proceedings or documents, and there are no legal or governmental proceedings, contracts, leases or other documents that are known to the Company of a character required to be described in the Registration Statement, the Prospectus or the Disclosure Package or filed as exhibits to the Registration Statement which are not so described or filed;

(xliv)             the Company or the Subsidiaries own or possess adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software licenses, trade secrets, other intangible property rights and know-how (collectively, “Intangibles”) necessary for the Company and the Subsidiaries taken together as a whole (the “Consolidated Company”) to conduct the business of the Consolidated Company as described in both the Prospectus and the Disclosure Package, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company and the Subsidiaries know of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xlv)              the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that, with respect to the Consolidated Company, (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xlvi)             (A) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (1) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (2) have been evaluated for effectiveness as of the end of the Company’s last fiscal year, and (3) are effective in all material respects to perform the functions for which they were established, and (B) based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (1) any material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that would significantly affect internal control over financial reporting;

(xlvii)            the Company and each of the Subsidiaries has filed on a timely basis all material federal, state, local and foreign tax returns required to be filed through the date hereof or have properly requested extensions thereof, and all such tax returns are true, correct and complete in all material respects, and have paid all material taxes required to be paid, including any tax assessment, fine or penalty levied against the Company or any of the Subsidiaries; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, individually or in the aggregate, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect; all material tax liabilities are adequately provided for on the respective books of such entities;

(xlviii)           the statements set forth in the Disclosure Package and the Prospectus under the captions “Federal Income Tax Consequences of Our Status as a REIT” and

“Additional Material Federal Income Tax Consequences” and under the caption “Additional Material Federal Income Tax Consequences” in Part II, Item 9B of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects and fairly summarize the federal income tax considerations described therein;

(xlix)             the Company maintains insurance of the types and in the amounts generally deemed adequate by the Company for the business of the Company and each Subsidiary, all of which insurance is in full force and effect in all material respects;

(l)                   the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct the business of the Consolidated Company, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permits, licenses or approvals, except for any failure to have required permits, licenses or other approvals or to comply with the terms and conditions of such permits, licenses or approvals which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; the Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; neither the Company nor any of the Subsidiaries has incurred and none of them expect to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); each “pension plan” for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(li)                  none of the Company, any of the Subsidiaries or, to the knowledge of the Company, any officer, director, employee or agent purporting to act on behalf of the Company or any of the Subsidiaries has at any time (A) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (B) made any payment of funds or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus and Disclosure Package, or (C) engaged in any material transactions, maintained any bank account or used any material corporate funds except for transactions, bank accounts and funds which have been or are, as applicable, reflected in the books and records of the Company and the Subsidiaries;

(lii)                 except as disclosed in both the Prospectus and the Disclosure Package, there are no material outstanding loans, advances or guarantees of indebtedness by the

Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any officers and or directors of the Subsidiaries or any of the members of the immediate families of any such officers or directors;

(liii)                except as disclosed in both the Prospectus and the Disclosure Package, all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any of the Subsidiaries have been issued and sold in compliance with (A) all applicable federal and state securities laws and (B) the applicable corporate or partnership law of the jurisdiction of incorporation of the Company or Subsidiary, as applicable;

(liv)               to the Company’s knowledge, no lessee of any portion of any of the real properties leased or owned by the Company or any of the Subsidiaries (collectively, the “Properties”) is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(lv)                to the Company’s knowledge neither the Company nor any of the Subsidiaries has any liability under any applicable environmental, health, safety or similar law or otherwise relating to any Hazardous Material (as hereinafter defined) and there are no notices of potential liability or claims pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or concerning any of the Properties under any applicable environmental, health, safety or similar law or otherwise relating to any Hazardous Material, except for such liabilities or claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries or, to the knowledge of the Company, any other person, has contaminated or caused conditions that threaten to contaminate any of the Properties with Hazardous Materials, except for such contamination or threats of contamination which would not reasonably be expected to have a Material Adverse Effect; neither the Properties nor any other land ever owned by the Company or any of the Subsidiaries is included on or, to the knowledge of the Company, is proposed for inclusion on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., or any similar list or inventory of contaminated properties.  As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation;

(lvi)               in connection with the offer and sale of the Shares, the Company has not offered shares of its Preferred Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Preferred Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares except for the

Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus identified in Schedule II or the Registration Statement;

(lvii)              the Company and the Subsidiaries and to the knowledge of the Company the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and at the Closing Time and any Date of Delivery will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(lviii)             the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(lix)               the statistical and market related data included in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate; and

(lx)                each of the Company and the Private REIT is organized and has operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code; each of the Company and the Private REIT qualified as a REIT for the taxable years ended December 31, 2004 through December 31, 2013 and the present and contemplated method of operation of the Company and the Subsidiaries will enable each of the Company and the Private REIT to meet the requirements for qualification and taxation as a REIT under the Code for their tax years ending December 31, 2014 and subsequent taxable years; and each of the Company and the Private REIT intends to continue to qualify as a REIT until the respective Board of Directors of the Company or the Private REIT determines that it is no longer in the best interests of the Company or the Private REIT, as the case may be, to continue to qualify as a REIT; neither the Company nor any of the Subsidiaries has taken any action that would reasonably be expected to cause the Company or the Private REIT to fail to qualify as a REIT under the Code at any time.

4.             Certain Covenants.

The Company and the Operating Partnership, jointly and severally, agree with the Underwriters:

(a)           to furnish such information as may be required and otherwise to cooperate in each case qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect as long as reasonably requested by the Representatives for the distribution of the Shares, provided that the Company shall not be required to qualify to do business in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any other action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.  The Company will promptly advise the Representatives of the receipt by the Company of any written notification with respect to (i) the suspension of the qualification of the Shares and the Conversion Shares for sale in any jurisdiction or (ii) the initiation or threatening of any proceeding for such purpose;

(b)           if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives, promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;

(c)           to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act within the time period set forth in Rule 424(b) and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than the second business day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d)           to advise the Representatives promptly (and if required by the Representatives, to confirm such advice in writing) when the Registration Statement has become effective and when any post-effective amendment thereto has become effective under the Securities Act Regulations;

(e)           to furnish a copy of each proposed Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the reasonable consent of the Representatives prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto;

(f)            to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(g)           to advise the Representatives immediately and, if requested by the Representatives, confirming such advice in writing, of (1) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus, or for additional information with respect thereto, or (2) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible and to advise the Representatives promptly of the lifting or removal of such order; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives, upon advice of counsel after discussion with the Company and counsel for the Company, shall reasonably object in writing;

(h)           to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations, except to the extent such filing fees have been paid prior to the date hereof;

(i)            unless otherwise publicly available in electronic format on the website of the Company or the Commission to furnish to the Underwriters for a period of two (2) years from the date of this Agreement (1) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Preferred Stock, (2) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company are listed; and (3) such additional information as the Underwriters from time to time reasonably request (any financial statements so requested to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission);

(j)            to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act or the Securities Act Regulations which, in the judgment of the Company, (1) would result in the Prospectus or the Disclosure Package containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) would result in any Issuer Free Writing Prospectus conflicting with the information contained in the Registration Statement relating to the Shares or the Prospectus, or (3) would make it necessary to amend or supplement the Prospectus or the Disclosure Package to comply with the Securities Act and the Securities Act Regulations and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading, or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement or the Prospectus, or so that the Prospectus or the Disclosure Package will comply with the Securities Act and the Securities Act Regulations;

(k)           to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company, be required by the Securities Act or requested by the Commission;

(l)            except with respect to filings by the Company under the Exchange Act, during the period of time a Prospectus is required to be delivered in connection with the sale of Shares hereunder, prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the reasonable consent of the Representatives to the filing;

(m)          to furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein);

(n)           during the period referred to in paragraph (i) above, to furnish to the Representatives, not less than two (2) full business days before filing with the Commission, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(o)           to cooperate with the Representatives in permitting the Shares to be eligible for clearance and settlement through the facilities of DTC;

(p)           to apply the net proceeds from the sale of Shares by the Company in accordance with the statements under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package;

(q)           to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in such form, at the option of the Company, as complies with the provisions of Rule 158 of the Securities Act Regulations);

(r)            to use its commercially reasonable efforts to apply to list the Shares on the NYSE as soon as practicable after the date of this Agreement, to file with the NYSE all documents and notices required by the NYSE to effect and maintain the listing of the Shares on the NYSE and to have the Preferred Stock registered pursuant to Section 12(b) of the Exchange Act within 30 days after the date of this Agreement;

(s)            to engage and maintain, at its expense, a registrar and transfer agent for the Preferred Stock;

(t)            not to take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(u)           in connection with the offer and sale of the Shares, not to offer shares of Preferred Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Preferred Stock in a manner in violation of the Securities Act;

(v)           not to distribute any prospectus or other offering material, other than the Registration Statement, the Prospectus and the Disclosure Package, in connection with the offer and sale of the Shares;

(w)          to refrain during a period of 30 days from the date of the Prospectus, without the prior written consent of the Representatives, from, directly or indirectly, (1) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, voluntarily making any public announcement of a disposition or transfer, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or would be expected to, result in the disposition by any person at any time in the future of), any share of any series of the Company’s preferred stock or any securities convertible into or exercisable or exchangeable for any series of the Company’s preferred stock, or filing any registration statement under the Securities Act with respect to any of the foregoing (except for a universal shelf registration statement on Form S-3 and/or Form S-4 relating to securities that may be offered or sold by the Company, provided that the Company will not sell any shares of any series of the Company’s preferred stock or any securities convertible into or exercisable or exchangeable for any series of the Company’s preferred stock pursuant to such registration statement within 30 days from the date of the Prospectus or (2) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any series of the Company’s preferred stock, whether any such swap or transaction described in clause (1) or (2) above is to be settled by delivery of any shares of any series of the Company’s preferred stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be issued hereunder.  Notwithstanding the foregoing, if (1) during the last 17 days of the 30-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 30-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 30-day restricted period, and if the Company does not have a class of securities that are “actively traded securities” within the meaning of Rule 101(c)(1) of Regulation M under the Exchange Act, then the restrictions imposed in this clause (v) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive in writing, such extension.  The Company will provide the Representatives with prior notice of any such announcement that gives rise to an extension of the restricted periods.

(x)           not to, and to use its commercially reasonable best efforts to cause its officers, directors and affiliates not to, (1) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (2) sell, bid for, purchase or, except as provided herein, pay anyone any compensation for soliciting purchases of the Shares or (3) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(y)           that the Company will comply with all of the provisions of any undertakings in the Registration Statement and will file with the Commission such reports as may be required pursuant to Rule 463 of the Securities Act Regulations;

(z)           that the Company and the Operating Partnership will use their best efforts to enable each of the Company and the Private REIT to meet the requirements to qualify as a REIT under the Code until the respective Board of Directors of the Company or the Private REIT determines that it is no longer in the best interests of the Company or the Private REIT, as the case may be, to qualify as a REIT;

(aa)         that the Company will disclose in each annual report of the Company distributed to investors pursuant to Section 13(a) of the Exchange Act, a per share market value of the Preferred Stock as reported on the NYSE;

(bb)         that the Company will prepare a final term sheet, containing a description of final terms of the Shares and the offering thereof, in the form approved by the Representatives and attached as Schedule II hereto, and to file such term sheet as an Issuer Free Writing Prospectus pursuant to Rule 433(d) within the time required by such Rule; and

(cc)         the Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of the Common Stock for the purpose of enabling the Company to satisfy any obligation to issue Conversion Shares upon the conversion of the Shares in accordance with the Articles Supplementary.

5.             Payment of Expenses.

(a)           The Company and the Operating Partnership agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale, issuance and delivery of the Shares to the Underwriters and any charges of DTC in connection therewith, (iii) the preparation and printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares and the Conversion Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid, including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto, and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares and the Conversion Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto and any fees of FINRA in connection with the Shares and the Conversion Shares, (vi) the fees and expenses of any outside counsel and accountants for the Company, any transfer agent or registrar for the Shares and the Conversion Shares and miscellaneous expenses of the Company referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the registration of the Preferred Stock pursuant to Section 12(b) of the Exchange Act and the listing of the Shares on the NYSE, (viii) the Company’s costs and expenses for preparation of the road show materials and (ix) the performance of the Company’s and the Operating Partnership’s other obligations hereunder.  The travel and accommodation expenses of the Underwriters and their counsel shall not be borne by or reimbursed by the Company.  The Company and the Operating Partnership agree to reimburse the Underwriters for the fees and disbursements of Hunton & Williams LLP, counsel for the Underwriters, solely in connection with such firm delivering to the Underwriters at the Closing Time and each Date of Delivery such firm’s opinion of counsel as to certain federal income tax matters and certain matters under the Investment Company Act, as set forth in Exhibits D and E hereto.

(b)           If this Agreement shall be terminated by the Representatives because of any failure or refusal on the part of the Company or the Operating Partnership to comply, in all material respects, with the terms or to fulfill, in all material respects, any of the conditions of this Agreement, or if for any reason the Company or the Operating Partnership shall be unable to perform its or their obligations under this Agreement other than by reason of a default by any Underwriter, the Company will reimburse the Underwriters for all actual out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the reasonable fees and disbursements of Underwriters’ counsel and any other advisors, accountants, appraisers, etc.) reasonably incurred by the Underwriters in connection with this Agreement or the transactions contemplated herein.

6.             Conditions of the Underwriters’ Obligations.

The obligations of the Underwriters hereunder to purchase and pay for the Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership in Section 3 hereof, in each case on the date hereof and at the Closing Time and on each Date of Delivery, as if made on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, to the performance by the Company and the Operating Partnership of their respective obligations hereunder to be performed at or prior to the Closing Time and to the satisfaction of the following further conditions:

(a)           The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion and letter of Sullivan & Cromwell LLP, corporate counsel for the Company and the Subsidiaries, addressed to the Representatives and dated the Closing Time and each Date of Delivery, as set forth in Exhibits A and B hereto, respectively.

(b)           The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Venable LLP, special Maryland counsel for the Company, addressed to the Representatives and dated the Closing Time and each Date of Delivery, as set forth in Exhibit C hereto.

(c)           On the date of this Agreement and at the Closing Time and each Date of Delivery (if applicable), the Representatives shall have received from Grant Thornton LLP letters dated the respective dates of delivery thereof and addressed to the Representatives, in form and substance satisfactory to the Underwriters, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the consolidated financial statements of the Company incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package and certain financial information of the Company and the Subsidiaries included in the Registration Statement, the Prospectus and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time and each Date of Delivery (if applicable) shall use a “cut-off” date no more than three business days prior to such Closing Time or such Date of Delivery, as the case may be.

(d)           The Underwriters shall have received at the Closing Time and on each Date of Delivery (i) an opinion of Hunton & Williams LLP, counsel for the Underwriters, as to certain federal income tax matters, and (ii) an opinion of Hunton & Williams LLP, counsel for the Underwriters, as to certain matters under the Investment Company Act, addressed to the Representatives and dated the Closing Time and each Date of Delivery, as set forth in Exhibits D and E hereto, respectively. In addition, the Underwriters shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Hunton & Williams LLP, counsel for the Underwriters, dated the Closing Time and each Date of Delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives.

(e)           No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Representatives shall have reasonably objected in writing prior to the filing thereof.

(f)            Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all reasonable requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(g)           All filings with the Commission required by Rule 424 and Rule 430B under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rules.

(h)           Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery, (i) there shall not have been any Material Adverse Change, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Representatives’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus and the Disclosure Package.

(i)            The Company shall have submitted an application to list the Shares on the NYSE and shall have filed a registration statement on Form 8-A to register the Preferred Stock under Section 12(b) of the Exchange Act.

(j)            The Representatives shall have received, at the Closing Time and on each Date of Delivery, a certificate of two of the Company’s executive officers, to the effect that:

(i)                   the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct, as if made on and as of the Closing Time or such Date of Delivery, as applicable, and the Company and the Operating Partnership have complied with all of their respective obligations hereunder and satisfied all of the conditions on their part to be performed or satisfied at or prior to the Closing Time or such Date of Delivery, as applicable;

(ii)                  no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii)                 subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (A) any Material Adverse Change, (B) any transaction that is material to the Company and its subsidiaries taken as a whole, (C) any obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, incurred by the Company or the Subsidiaries, (D) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and its subsidiaries, taken as a whole, or (E) any loss or damage (whether or not insured) to the Properties which has been sustained or will have been sustained which would reasonably be expected to have a Material Adverse Effect; and

(iv)                the Commission has not notified the Company of any objection to the use of an “automatic shelf registration statement” (as defined in Rule 405).

(k)           The Company and the Operating Partnership shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company and the Operating Partnership contained herein, and the performance by the Company and the Operating Partnership of their covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery, as the Underwriters have reasonably requested prior to the date hereof.

(l)            The Articles Supplementary shall have been filed and accepted by the SDAT.

7.             Termination.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery, (a) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (b) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in senior management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (c) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, any terrorist or similar attack) or change in national or international economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (d) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the NYSE or in the Nasdaq Global Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other governmental authority, or (e) a general moratorium in commercial banking activities shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United States, (f) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (g) any federal, state, local or foreign statute, regulation, rule  or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Consolidated Company.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the several Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the several Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall be under no obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the several Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof).

8.             Default by an Underwriter.

If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Shares set forth opposite their names in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all the remaining

Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all of the Shares, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

9.             Indemnity and Contribution by the Company, the Operating Partnership and the Underwriters.

(a)           The Company and the Operating Partnership, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any affiliate of any Underwriter acting as a selling agent of such Underwriter in connection with the distribution of the Shares from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Disclosure Package or the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Preliminary Prospectus and the Prospectus as of their respective dates and as amended or supplemented by the Company), (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus, when considered together with the Disclosure Package, or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except, in the case of each of clauses (1), (2) and (3), insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each such case, to the extent contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use therein (that information being limited to that described in the penultimate sentence of Section 9(b) hereof).  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company and the Operating Partnership may otherwise have.  If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the

Company or the Operating Partnership pursuant to the foregoing paragraph of this Section 9(a), such Underwriter shall promptly notify the Company or the Operating Partnership, as the case may be, in writing of the institution of such action, and the Company or the Operating Partnership, as the case may be, shall if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or the Operating Partnership, as the case may be, will not relieve the Company or the Operating Partnership of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay.  Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or the Operating Partnership, as the case may be, in connection with the defense of such action, or the Company or the Operating Partnership, as the case may be, shall not have employed counsel reasonably satisfactory to such Underwriter or controlling person, as the case maybe, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or the Operating Partnership (in which case neither the Company nor the Operating Partnership shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Operating Partnership, as the case may be, and paid as incurred (it being understood, however, that neither the Company nor the Operating Partnership shall be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, neither the Company nor the Operating Partnership shall be liable for any settlement of any such claim or action effected without its written consent.

(b)           Each Underwriter agrees, severally and not jointly, based on the percentage of the total number of Initial Shares being purchased by such Underwriter as shown on Schedule I hereto, to indemnify, defend and hold harmless the Company, the Operating Partnership, the Company’s directors, the Company’s officers that signed the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Operating Partnership or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Disclosure Package, the Preliminary Prospectus or the Prospectus, (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use therein.  The statements set forth in the third, the tenth and the eleventh paragraphs under the caption “Underwriting” in the Preliminary Prospectus, the Prospectus and the Disclosure Package constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company.  The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that such Underwriter may otherwise have.

(c)           If any action is brought against the Company or the Operating Partnership or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Operating Partnership or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall if they so elect assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representatives will not relieve the Underwriters of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay.  The Company, the Operating Partnership or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Operating Partnership or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel reasonably satisfactory to the Company, the Operating Partnership or such person, as the case may be, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

(d)           If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership (without duplication), on the one hand, and by the Underwriters, on the other, each from the offering of the Shares, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership (without duplication), on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Operating Partnership (without duplication) shall be deemed to be equal to the gross proceeds from the offering of Shares (before deducting discounts and expenses) received by each of them and benefits received by the Underwriters shall be deemed to be equal to the underwriting discounts and commissions received by the Underwriters.  The relative fault of the Company and the Operating Partnership (without duplication), on the one hand, and of the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Operating Partnership or by the Underwriters, respectively, and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e)           The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (d) above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments as shown on Schedule I hereto and not joint.

(f)            The provisions of this Section shall not affect any agreement between the Company and the Operating Partnership with respect to indemnification.

10.          Survival.

The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company and the Operating Partnership contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the Operating Partnership or any person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive the sale and delivery of the Shares. The indemnity and contribution agreements contained in Section 9 and the representations, warranties and agreements of the Company and the Operating Partnership contained in Sections 3 and 5 of this Agreement shall survive any termination of this Agreement.  The Company, the Operating Partnership and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company or the Operating Partnership, against any of their respective officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11.          Duties.

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties.  The Underwriters undertake to perform such duties and obligations only as expressly set forth herein.  Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement.  Each of the Company and the Operating Partnership acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein.

12.          Notices.

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered to the Representatives c/o UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate, facsimile: (203) 719-0495, and c/o Morgan Stanley & Co. LLC, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: General Counsel, or, if to the Company or the Operating Partnership, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 399 Park Avenue, 18th Floor, New York, New York 10022, Attention: General Counsel, Facsimile: 212-547-2704.

13.          Governing Law; Headings.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.          Waiver of Jury Trial.

Each of the Company, the Operating Partnership and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.          No Fiduciary Duty.

The Company and the Operating Partnership hereby acknowledge that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Operating Partnership and (c) the engagement by the Company of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, each of the Company and the Operating Partnership agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Underwriter has advised or is currently advising the Company or the Operating Partnership on related or other matters).  Each of the Company and the Operating Partnership agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company and the Operating Partnership, in connection with such transaction or the process leading thereto.

16.          Integration.

Except as set forth herein, this Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

17.          Parties at Interest.

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Operating Partnership and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18.          Counterparts and Facsimile Signatures.

This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.  A facsimile signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership and the Underwriters.

Very truly yours,

NORTHSTAR REALTY FINANCE CORP.

By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel & Secretary

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

By:	NorthStar Realty Finance Corp., its sole general partner

	By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel & Secretary

Accepted and agreed to as of the date first above written, on behalf of themselves and the several other Underwriters named on Schedule I hereto:

UBS SECURITIES LLC

By:	/s/ Asad Kazim
Name: Asad Kazim
Title: Managing Director

By:	/s/ Bethany Ropa
Name: Bethany Ropa
Title: Director

MORGAN STANLEY & CO. LLC

By:	/s/ Tom Boyle
Name: Tom Boyle
Title: Executive Director

[Underwriting Agreement – NorthStar Realty Finance Corp. (May 2014 Preferred Offering)]

SCHEDULE I

Underwriter	Number of initial shares to be purchased
UBS Securities LLC	2,700,000
Morgan Stanley & Co. LLC	2,700,000
Barclays Capital Inc.	450,000
Citigroup Global Markets Inc.	630,000
Credit Suisse Securities (USA) LLC	450,000
Deutsche Bank Securities Inc.	630,000
J.P. Morgan Securities LLC	450,000
Keefe, Bruyette & Woods, Inc.	450,000
FBR Capital Markets & Co.	135,000
JMP Securities LLC	135,000
Ladenburg Thalmann & Co. Inc.	135,000
MLV & Co. LLC	135,000

Total	9,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

See attached.

NORTHSTAR REALTY FINANCE CORP.

8.75% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK

Final Term Sheet

May 12, 2014

Issuer:  NorthStar Realty Finance Corp.

Security: 8.75% Series E Cumulative Redeemable Preferred Stock

CUSIP: 66704R 605

ISIN: US66704R6053

NYSE listing symbol: NRFPrE

Shares offered: 9,000,000 shares

Over-allotment option: 1,350,000 shares

Type of security:  SEC Registered—Registration Statement No. 333-186743; preliminary prospectus supplement, subject to completion, dated May 12, 2014

Public offering price: $25.00 per share; $225,000,000 total (assuming the over-allotment option is not exercised) or $258,750,000 total (assuming the over-allotment option is exercised in full)

Underwriting discounts and commissions:  $0.7875 per share; $7,087,500 total (assuming the over-allotment option is not exercised) or $8,150,625 total (assuming the over-allotment option is exercised in full)

Net proceeds to the Issuer, before expenses:  $24.2125 per share; $217,912,500 total (assuming the over-allotment option is not exercised) or $250,599,375 total (assuming the over-allotment option is exercised in full)

Maturity:  Perpetual (unless redeemed or repurchased by the Issuer or converted by an investor in connection with a Change of Control).

Dividend rate: 8.75% per annum of the liquidation preference per share, when, as and if declared; cumulative from, and including, May 15, 2014

Liquidation preference:  $25.00 per share

Optional redemption:  Not redeemable prior to May 15, 2019, except under circumstances intended to preserve the Issuer’s qualification as a REIT for federal income tax purposes and except as otherwise described in the Issuer’s preliminary prospectus supplement relating to the offering of the Series E Preferred Stock under the caption “Description of the Series E Preferred

Stock—Special Optional Redemption.”  On or after May 15, 2019, the Issuer may, at its option, redeem any or all of the shares of the Series E Preferred Stock at a redemption price of $25.00 per share, plus any accrued and unpaid dividends to the redemption date (subject to an exception described in the preliminary prospectus supplement), as described in the Issuer’s preliminary prospectus supplement relating to the offering of the Series E Preferred Stock under the caption “Description of the Series E Preferred Stock—Optional Redemption.”

Share Cap:  3.2196

Trade date:  May 12, 2014

Settlement and delivery date:  May 15, 2014  (T+3)

Joint book-running managers:                       UBS Securities LLC
Morgan Stanley & Co. LLC

Joint-lead managers:                                                                                                                        Barclays Capital Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Keefe, Bruyette & Woods, Inc.

Co-managers:                                                                                                                                                                FBR Capital Markets & Co.
JMP Securities LLC
Ladenburg Thalmann & Co. Inc.
MLV & Co. LLC

The Issuer has filed a registration statement (including a prospectus dated February 19, 2013) and a preliminary prospectus supplement, subject to completion, dated May 12, 2014 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related prospectus supplement if you request it from UBS Securities LLC by calling toll-free (877) 827-6444, ext. 561 3884, or from Morgan Stanley & Co. LLC by calling toll-free (866) 718-1649.